UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2026

Chaince Digital Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36896	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, Fl 41, New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 678-9653

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value US$0.004 per share	CD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2026, Chaince Digital Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with six non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 6,500,000 ordinary shares of the Company, par value $0.004 per share, at a purchase price of $0.774 per ordinary share, for a total purchase price of $5,031,000 (the “Offering”), in reliance upon the exemption provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended. The Offering closed on March 16, 2026.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is attached as Exhibit 10.1 to the Form 8-K filed on February 27, 2026.

Item 8.01.	Other Events.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2026

CHAINCE DIGITAL HOLDINGS INC.

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer